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           VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        MAY 1, 2009 -- OCTOBER 31, 2009

                                                                       Amount
                                           Offering      Total           of         % of     % of
                      Purchase/             Price        Amount        Shares     Offering   Funds
      Security          Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
      Purchased          Date    Offering   Shares      Offering       By Fund    By Fund   Assets        Brokers           From
--------------------  ---------  --------  --------  --------------  ----------  ---------  ------  -------------------  ---------
 New York City 5.00%   05/29/09      -      $101.55  $   68,650,000  $  500,000    0.728%    1.06%  Goldman, Sachs &     Ramirez
    due 5/1/2025                                                                                    Co., Barclays        Internati
                                                                                                    Capital, KeyBanc     onal
                                                                                                    Capital Markets
                                                                                                    Inc., Siebert
                                                                                                    Brandford Shank &
                                                                                                    Co., LLC,
                                                                                                    Citigroup, Morgan
                                                                                                    Stanley & Co.
                                                                                                    Incorporated

 New York City 5.00%   05/29/09      -      $101.00  $   68,650,000  $150,00000    2.185%    1.06%  Goldman, Sachs &     Ramirez
    due 5/1/2025                                                                                    Co., Barclays        Internati
                                                                                                    Capital, KeyBanc     onal
                                                                                                    Capital Markets
                                                                                                    Inc., Siebert
                                                                                                    Brandford Shank &
                                                                                                    Co., LLC,
                                                                                                    Citigroup, Morgan
                                                                                                    Stanley & Co.
                                                                                                    Incorporated

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
  Puerto Rico Sales    06/11/09      -      $100.00  $4,118,153,700  $2,500,000    0.061%    0.83%  Citigroup, Goldman,  Goldman
Tax Financing 5.000%                                                                                Sachs & Co.,         Sachs
    due 8/1/2039                                                                                    Popular Securities,
                                                                                                    J.P. Morgan,
                                                                                                    Santander
                                                                                                    Securities, Merrill
                                                                                                    Lynch & Co.,
                                                                                                    Barclays Capital,
                                                                                                    Morgan Stanley &
                                                                                                    Co. Incorporated,
                                                                                                    UBS Financial
                                                                                                    Services
                                                                                                    Incorporated of
                                                                                                    Puerto Rico
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